UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 15, 2012

Crown Castle International Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive
Suite 500
Houston, TX 77057
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Indenture

On October 15, 2012, Crown Castle International Corp. (“Company”) closed its previously announced offering of $1.65 billion principal amount of the Company’s 5.25% Senior Notes due 2023 (“Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (“Securities Act”), and outside of the United States pursuant to Regulation S under the Securities Act.  The Notes were issued pursuant to an indenture dated as of October 15, 2012 (“Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”).  The Company is filing the Indenture as Exhibit 4.1 to this report.

The Notes are general obligations of the Company, which rank equally with all existing and future senior debt of the Company.  The Notes will be effectively subordinated to all liabilities (including trade payables) of each subsidiary of the Company.  The Notes will bear interest at a rate of 5.25% per annum, payable semi-annually on January 15 and July 15 of each year, beginning on July 15, 2013, to persons who are registered holders of the Notes on the immediately preceding January 1 and July 1, respectively.

The Indenture limits the ability of the Company and its restricted subsidiaries to make restricted payments, incur indebtedness, issue preferred stock, incur liens, create dividend restrictions and other payment restrictions that affect the Company’s subsidiaries, sell assets, enter into transactions with affiliates, enter into sale and leaseback transactions, issue guarantees of indebtedness and engage in certain business activities, in each case subject to certain qualifications set forth in the Indenture.

In the event of a Change of Control (as defined in the Indenture), holders of the Notes will have the right to require the Company to repurchase all or any part of the Notes at a purchase price equal to 101% of the principal amount of Notes, plus accrued and unpaid interest, if any, to the date of such repurchase.

The Notes will mature on January 15, 2023.  However, the Company, at its option, may redeem the Notes in whole or in part at any time by paying 100% of the principal amount of the Notes, together with accrued and unpaid interest, if any, plus a “make-whole” premium.  In addition, before January 15, 2016, and subject to certain conditions, the Company may, at its option, redeem up to 35% of the Notes at the redemption price set forth in the Indenture with the proceeds of certain equity offerings by the Company.

The above description of the Indenture does not purport to be a complete statement of the parties’ rights and obligations under the Indenture and is qualified in its entirety by reference to the terms of the Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Registration Rights Agreement

On October 15, 2012, the Company entered into a registration rights agreement relating to the Notes, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers of the Notes (“Registration Rights Agreement”).  The Registration Rights Agreement requires the Company to use its commercially reasonable efforts to, among other things: (i) file a registration statement with respect to the Notes to be used in connection with the exchange of the Notes for publicly registered notes with substantially identical terms in all material respects (except for the transfer restrictions relating to the Notes); (ii) cause the applicable registration statement to become effective under the Securities Act; and (iii) upon the effectiveness of the applicable registration statement, commence an exchange offer.  In addition, under certain circumstances, the Company may be required to file a shelf registration statement to cover resales of the Notes.

If the exchange offer has not been completed on or prior to the day that is 365 days after the date of the original issuance of the Notes or in certain other circumstances set forth in the Registration Rights Agreement, the Company will be required to pay additional interest as set forth in the Registration Rights Agreement.

The above description of the Registration Rights Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Registration Rights Agreement and is qualified in its entirety by reference to the terms of the Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information in Item 1.01 under “Indenture” is incorporated herein by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
4.1	Indenture dated October 15, 2012, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1
Registration Rights Agreement dated October 15, 2012, by and among Crown Castle International Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

Date: October 15, 2012	By:	/s/ E. Blake Hawk
	Name:	E. Blake Hawk
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture dated October 15, 2012, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1
Registration Rights Agreement dated October 15, 2012, by and among Crown Castle International Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers.